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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 18, 1999
                                                 -----------------


                             BANCFIRST CORPORATION
                             ---------------------
            (Exact name of registrant as specified in its charter)



       OKLAHOMA                   0-14384              73-1221379
       --------                   -------              ----------
    (State or other             (Commission         (I.R.S. Employer
    jurisdiction of             File Number)       Identification No.)
    incorporation)

       101 North Broadway, Suite 200, Oklahoma City, Oklahoma    73102
       ------------------------------------------------------    -----
          (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code  (405)270-1086
                                                    -------------

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Item 5.  Other Events.

BancFirst Corporation (the "Company") has adopted a Stock Repurchase Program (the "Program") to purchase up to 300,000 shares of the Company's common stock for the purposes of (i) increasing the Company's earnings per share and/or return on equity, (ii) providing treasury stock to be issued for the exercise of stock options or deferred stock compensation, (iii) providing liquidity for optionees to liquidate the stock from exercises of their stock options, and (iv) providing liquidity for major shareholders wishing to sell their stock. The timing, price and amount of the stock repurchases will be determined by management of the Company and will be approved by its Executive Committee. The program will remain in effect until all 300,000 shares authorized have been purchased. The stock repurchases may be paid from existing funds, dividends from the Company's subsidiaries, or from borrowings.

Item 7.  Financial Statements and Exhibits.

 (c)   Exhibits.

  Exhibit
   Number                                         Exhibit
------------      --------------------------------------------------------------
    20.1          Press Release dated November 18, 1999 regarding "BancFirst
                  Corporation Announces Stock Repurchase Program."

    99.1          BancFirst Corporation Stock Repurchase Program dated November
                  18, 1999.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date November 29, 1999                 /s/ Randy P. Foraker
     -----------------                 ----------------------------------
                                       Randy P. Foraker
                                       Sr. Vice President and Controller;
                                       Assistant Secretary; Treasurer
                                       (Principal Accounting Officer)

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